                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          NATIONAL FUEL GAS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           NATIONAL FUEL GAS COMPANY

                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON

                               FEBRUARY 18, 1999

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                                               December 31, 1998

Dear Stockholder:

     We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. Central Time on Thursday, February 18, 1999, at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056.

     The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement. In addition, officers of the Company will review the past year, report current developments and answer questions from the floor.

     So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to complete, sign and date your proxy card, and mail it in the envelope provided or vote your shares by telephone as described on the proxy card. The Proxies are committed by law to vote your proxy as you designate.

     If you plan to be present at the Annual Meeting, please check the "WILL ATTEND MEETING" box on the proxy card, or respond to the question if you vote by telephone. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card or vote your shares by telephone so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting and/or the Trustees (as described on the first page of this Proxy Statement), and/or by casting your ballot at the meeting.

     Coffee will be served at 9:30 A.M. The other directors and I look forward to meeting you at that time.

     In the meantime, please review the proxy statement and take advantage of your right to vote.

                                             Sincerely yours,

                                               BERNARD J. KENNEDY
                                          Chairman of the Board of Directors,
                                         Chief Executive Officer and President

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 18, 1999

To the Stockholders of National Fuel Gas Company:

     Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. Central Time on Thursday, February 18, 1999, at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056. At the meeting, action will be taken with respect to:

          (1) The election of directors;

          (2) The appointment of independent accountants;

          (3) Adoption of, if presented at the meeting, a shareholder proposal which the Board of Directors OPPOSES;

and such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 21, 1998, will be entitled to vote at the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                  ANNA MARIE CELLINO
                                                 Secretary

December 31, 1998

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AND WHATEVER THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. PLEASE USE THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. INSTEAD, YOU MAY VOTE YOUR SHARES BY TELEPHONE AS DESCRIBED ON THE PROXY/VOTING INSTRUCTION CARD AND REDUCE NATIONAL FUEL GAS COMPANY'S EXPENSE IN SOLICITING PROXIES.

                           NATIONAL FUEL GAS COMPANY

                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                PROXY STATEMENT

     This proxy statement is furnished to the holders of National Fuel Gas Company ("Company") common stock ("Common Stock") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 18, 1999, or any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about December 31, 1998.

     All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies and will be compensated in the estimated amount of $6,000 plus reasonable out-of-pocket expenses. In addition to solicitation by that firm and by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, by telephone or by other methods.

     Only stockholders of record at the close of business on December 21, 1998, will be eligible to vote at this meeting. As of that date, 38,546,928 shares of Common Stock were issued and outstanding.

     Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals presented to stockholders.

     The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting matters of which the Board is not currently aware but that may be presented at the meeting, and respecting all matters incident to the conduct of the meeting.

     Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, Secretary of the meeting, or by casting a ballot.

     If you are a participant in the Company's Employee Stock Ownership Plans, Employees' Thrift Plan or Tax-Deferred Savings Plans, and the accounts are registered in the same name, the proxy card will also serve as a voting instruction for the Trustees of those Plans. Participants in the Plan(s) may also provide those voting instructions by telephone. These instructions may be revoked by written notice to The Chase Manhattan Bank, N.A., Trustee for the Company's Employee Stock Ownership Plans and the Employees' Thrift Plan, or Vanguard Fiduciary Trust Company, Trustee for the Company's Tax-Deferred Savings Plans, on or before February 12, 1999. Addresses are as follows:

The Chase Manhattan Bank, N.A.          Vanguard Fiduciary Trust Company
c/o National Fuel Gas Company           c/o National Fuel Gas Company
Midtown Station                         Midtown Station
P.O. Box 865                            P.O. Box 865
New York, NY 10138-0701                 New York, NY 10138-0701

     Shares in these Plans are not voted unless voting instructions are received.

     Enclosed is a copy of the Company's Annual Report for the fiscal year ended September 30, 1998, which includes financial statements.

                           1.  ELECTION OF DIRECTORS

     Three directors are to be elected at this Annual Meeting, to serve for terms of three years until the 2002 Annual Meeting, and until their successors are duly elected and qualified. The nominees for the three directorships are:
Robert T. Brady, William J. Hill and Bernard J. Kennedy. All of the nominees are currently directors of the Company.

     It is intended that the Proxies will vote for the election of Messrs. Brady, Hill and Kennedy as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders' proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Brady, Hill and Kennedy have consented to being named in this proxy statement and to serve if elected.

     The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

     Set forth below is certain information concerning the three nominees for election and the six directors of the Company whose terms will continue after the 1999 Annual Meeting, including information with respect to their principal occupations during the five years ended September 30, 1998, and certain other positions held by them.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                        MESSRS. BRADY, HILL AND KENNEDY.

             NAME AND YEAR
           BECAME A DIRECTOR
            OF THE COMPANY               AGE(1)                   PRINCIPAL OCCUPATION
           -----------------             ------                   --------------------

                                  NOMINEES FOR ELECTION AS DIRECTORS
                                FOR THREE-YEAR TERMS TO EXPIRE IN 2002
ROBERT T. BRADY........................    58     Chairman of Moog Inc. since February 1996. President
  1995                                            and Chief Executive Officer since 1988 and Director
                                                  since 1981 of Moog Inc., a manufacturer of motion
                                                  control systems and components. Director of Acme
                                                  Electric Corporation, Astronics Corporation, M&T Bank
                                                  Corporation and Seneca Foods Corporation.
WILLIAM J. HILL........................    68     President of National Fuel Gas Distribution
  1995                                            Corporation(2) from June 1989 until his retirement in
                                                  October 1995. Director of National Fuel Gas
                                                  Distribution Corporation(2) and Reed Manufacturing
                                                  Company.
BERNARD J. KENNEDY.....................    67     Chairman of the Board of Directors of the Company
  1978                                            since March 1989, Chief Executive Officer since
                                                  August 1988, President since January 1987. Chairman
                                                  of the Board of Associated Electric & Gas Insurance
                                                  Services Limited. Director of American Precision
                                                  Industries Inc., Interstate Natural Gas Association
                                                  of America, Marine Midland Banks, Inc., and Merchants
                                                  Mutual Insurance Company.

---------------

(1) As of February 18, 1999.
(2) Wholly owned subsidiary of the Company.

             NAME AND YEAR
           BECAME A DIRECTOR
            OF THE COMPANY               AGE(1)                   PRINCIPAL OCCUPATION
           -----------------             ------                   --------------------
                                 DIRECTORS WHOSE TERMS EXPIRE IN 2001
PHILIP C. ACKERMAN.....................    55     Senior Vice President of the Company since June 1989
  1994                                            and Vice President from 1980 to 1989. President of
                                                  National Fuel Gas Distribution Corporation(2) since
                                                  October 1995 and Executive Vice President from June
                                                  1989 to October 1995. Executive Vice President of
                                                  National Fuel Gas Supply Corporation(2) since October
                                                  1994. President of Seneca Resources Corporation(2)
                                                  from June 1989 to October 1996. President of Horizon
                                                  Energy Development, Inc.(2) since September 1995 and
                                                  certain other nonregulated subsidiaries of the
                                                  Company since prior to 1992.
JAMES V. GLYNN.........................    64     President since 1971 of Maid of the Mist Corporation,
  1997                                            which offers scenic boat tours of the American and
                                                  Canadian Falls, Niagara Falls, New York. Director of
                                                  M&T Bank Corporation, M&T Bank, and Buffalo Niagara
                                                  Partnership; Vice Chairman of Niagara University
                                                  Board of Trustees.
BERNARD S. LEE, PH.D. .................    64     President since prior to 1992 of the Institute of Gas
  1994                                            Technology, a not-for-profit research and educational
                                                  institution, Des Plaines, Illinois. Director of NUI
                                                  Corporation and Peerless Manufacturing Company.

---------------

(1) As of February 18, 1999.
(2) Wholly owned subsidiary of the Company.

             NAME AND YEAR
           BECAME A DIRECTOR
            OF THE COMPANY               AGE(1)                   PRINCIPAL OCCUPATION
           -----------------             ------                   --------------------
                                 DIRECTORS WHOSE TERMS EXPIRE IN 2000
EUGENE T. MANN.........................    68     Executive Vice President from 1986 until his
  1993                                            retirement in August 1990 of Fleet Financial Group, a
                                                  diversified financial services company, Providence,
                                                  Rhode Island.
GEORGE L. MAZANEC......................    62     Advisor to the Chief Operating Officer of Duke Energy
  1996                                            Corporation, a diversified energy company, since
                                                  August 1997. Advisor to the Chief Executive Officer
                                                  of PanEnergy Corp. from October 1996 until August
                                                  1997; Vice Chairman of PanEnergy from 1989 until
                                                  October 1996; executive vice president of PanEnergy
                                                  and president and chief executive officer of Texas
                                                  Eastern Transmission Corporation from 1991 to 1993.
                                                  Director of the Northern Trust Bank of Texas, NA and
                                                  Westcoast Energy Inc. Chairman of the Management
                                                  Committee of Maritimes & Northeast Pipeline, L.L.C.
GEORGE H. SCHOFIELD....................    69     Chairman of the Board of Directors from 1986 until
  1990                                            his retirement in March 1995, and Chief Executive
                                                  Officer from 1985 to October 1994, of Zurn
                                                  Industries, Inc., a provider of products and services
                                                  for water quality control systems, Erie,
                                                  Pennsylvania. Director of The Goodyear Tire & Rubber
                                                  Company.

---------------

(1) As of February 18, 1999.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During the Company's fiscal year ended September 30, 1998 ("fiscal 1998"), there were four meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees. The entire Board of Directors acts as a nominating committee. There are three standing committees as described below.

     Audit Committee. The Audit Committee held three meetings during fiscal 1998 in order to review the scope and results of the annual audit, to receive reports of the Company's independent public accountants and chief internal auditor, and to prepare a report of the committee's findings and recommendations to the Board of Directors. The committee consists of Messrs. Hill, Glynn, Lee and Schofield.

     Compensation Committee. The Compensation Committee, all of the members of which are non-employee independent directors, held three meetings during fiscal 1998 in order to review and determine the compensation of Company officers, to receive reports and to award stock options, stock appreciation rights, restricted stock and At Risk Program awards. The committee administers the Company's 1983 Incentive Stock Option Plan, 1984 Stock Plan, 1993 Award and Option Plan, 1997 Award and Option Plan, and Annual At Risk Compensation Incentive Program. The committee consists of Messrs. Brady, Mann, and Mazanec.

     Executive Committee. The Executive Committee held one meeting during fiscal 1998. The committee has and may exercise the authority of the full Board except as prohibited by New Jersey corporate law (N.J.S.A. sec.14A:6-9). This committee will also respond to questions of public policy. The committee consists of Messrs. Brady, Hill, Kennedy, Mann and Mazanec.

     During fiscal 1998, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served, except for George H. Schofield who attended 71% of such meetings. Mr. Schofield was unable to attend the September Audit Committee and Board meetings due to travel delays caused by weather conditions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no "Compensation Committee interlocks" or "insider participation" which Securities and Exchange Commission (SEC) regulations would require to be disclosed in this proxy statement.

DIRECTORS' COMPENSATION

     The Retainer Policy for Non-Employee Directors (the "Retainer Policy") which replaced the Board's preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not officers do not participate in any of the Company's employee benefit or compensation plans. Directors who are officers receive no compensation for serving as directors. Non-employee directors are covered by the Retainer Policy.

     Under the Retainer Policy, non-employee directors are paid an annual retainer of $12,000 and 400 shares of Common Stock. Common Stock issued to non-employee directors under the Retainer Policy will be nontransferable until the later of two years from issuance or six months after the recipient's cessation of service as a director of the Company.

     Non-employee directors are paid a fee of $1,000 for each Board meeting and $800 for each Committee meeting attended ($500 if participating by telephone). Non-employee directors are paid $500 for each special consultation as a director that is with or at the request of the Company's chief executive officer. In addition, in fiscal 1998 additional sums were paid for special assignments as follows: Mr. Brady, $1,600; Messrs. Glynn, Hill, Lee and Mann, $2,400 each; Mr. Mazanec, $4,000; Mr. Schofield, $800.

     Benefit accruals under the Directors' Retirement Plan ceased for each current non-employee director on December 31, 1996. All such directors who were eligible vested in their Directors' Retirement Plan benefits at that time, and will receive their accrued Directors' Retirement Plan benefits under its terms (normally at age 70). People who first become directors after February 1997 will not be eligible to receive benefits under the Directors' Retirement Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     To the best of the Company's knowledge, there are no beneficial owners of 5% or more of the Common Stock.

     The following table sets forth for each current director, each nominee for director and each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

                                                            NUMBER OF SHARES
                                                             OF COMMON STOCK
                                                           BENEFICIALLY OWNED      PERCENT OF
                                                           AS OF SEPTEMBER 30,    COMMON STOCK
                          NAME                                    1998               OWNED
                          ----                             -------------------    ------------
Philip C. Ackerman(1)(2)(3)(4)...........................         321,780                *
Robert T. Brady..........................................             800                *
James V. Glynn...........................................             523                *
Richard Hare(1)(2)(3)....................................         194,359                *
Bruce H. Hale (1)(2)(3)..................................          84,783                *
William J. Hill(2).......................................          67,371                *
Bernard J. Kennedy(2)(3)(5)..............................         644,041              1.7%
Bernard S. Lee...........................................           1,900                *
Eugene T. Mann...........................................           1,550                *
George L. Mazanec(6).....................................           1,200                *
George H. Schofield......................................           3,136                *
Gerald T. Wehrlin(1)(2)(7)...............................         119,834                *
Directors and Officers as a Group
  (17 individuals)(8)(9).................................       1,829,162             4.75%

---------------
 * Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on September 30, 1998.

(1) Includes shares held in the Company's Thrift Plan, Employee Stock Ownership Plan for Supervisory Employees ("ESOP") and Tax-Deferred Savings Plan for Non-Union Employees ("TDSP"), respectively, as follows: Philip C. Ackerman, 3,741, 5,466 and 4,437 shares; Richard Hare, 0, 5,590 and 3,694 shares;
    Gerald T. Wehrlin, 646, 4,026 and 3,173 shares; Bruce H. Hale, 1,544, 2,782 and 3,114 shares; and all current directors and officers as a group (17 individuals), 12,085, 26,346 and 26,964 shares. The beneficial owners of the shares have sole voting power with respect to shares held in the Thrift Plan, ESOP and TDSP, but do not have investment power respecting those shares until they are distributed.

(2) Includes shares with respect to which each of the named individuals, and all current directors and officers as a group (17 individuals), have the right to acquire ownership within 60 days of September 30, 1998, through the exercise of stock options granted under the 1983 Incentive Stock Option Plan, the 1984 Stock Plan, the 1993 Award and Option Plan, and the 1997 Award and Option Plan as follows: 415,421 shares for Mr. Kennedy, 218,664 shares for Mr. Ackerman, 53,162 shares for Mr. Hare, 32,500 shares for Mr. Hill, 89,588 shares for Mr. Wehrlin, 61,000 shares for Mr. Hale and 1,161,674 shares for all current directors and officers as a group (17 individuals). Of the options for the 870,335 shares exercisable by executive officers set forth above, none were exercisable at a price which was above the market value of the Company's Common Stock on September 30, 1998.

(3) Includes shares of restricted stock, certain restrictions on which had not lapsed as of September 30, 1998, as follows: 39,379 shares for Mr. Kennedy, 14,800 shares for Mr. Ackerman, 13,476 shares for Mr. Hare, 8,000 shares for Mr. Hale, and 102,655 shares for all current directors and officers as a group (17 individuals). Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

(4) Includes 500 shares held by Mr. Ackerman's wife in trust for her mother, as to which shares Mr. Ackerman does not admit beneficial ownership, and 240 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(5) Includes 39,842 shares owned by Mr. Kennedy's wife as to which Mr. Kennedy shares voting and investment power.

(6) Includes 300 shares owned by Mr. Mazanec's wife as to which Mr. Mazanec shares voting and investment power.

(7) Includes 2,600 shares owned by Mr. Wehrlin's wife as to which Mr. Wehrlin shares voting and investment power.

(8) See notes (1) through (7) above.

(9) Includes 8,594 shares with respect to which one or another of the officers of the Company, not including the executive officers named in the Summary Compensation Table, shares voting and investment power with his wife.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

  General

     The Compensation Committee (the Committee) sets the base salaries of the Company's executive officers, makes awards and sets goals for the Company's executive officers and others under the Annual At Risk Compensation Incentive Program (the "At Risk Program"), and makes awards to executive officers and others under various compensation plans as described below. The Committee consists exclusively of non-employee independent directors, appointed by resolution of the entire Board of Directors. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

     The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders, and
(iii) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

     Fairness to the stockholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing the Company's executive compensation with the compensation of executives at other companies in the applicable labor market. The Committee sets the total direct compensation of the executive officers at least annually with reference to an appropriate peer group. The Committee's overall goal is to achieve above-average performance by the Company and its executives by affording the executives the opportunity to earn above-average direct compensation (base salary, annual at risk compensation and long-term incentive compensation) for above-average performance. More specifically, the various elements of direct compensation are intended to work in concert so that each executive's compensation would be approximately at the median (50th percentile) for median performance by the Company and the executive, at the 75th percentile for 75th percentile-level performance by the Company and the executive, and so forth. The actual amount of compensation earned in a fiscal year depends on the performance of the Company and the individual executive officer.

     The peer group consists of publicly-traded (or formerly publicly traded) companies, not including the Company, which are or have been engaged in one or more of the Company's primary lines of business (natural gas distribution, transmission, storage and production). For fiscal 1998, there were seven companies in the peer group, which is subject to change from time to time at the discretion of the Committee. The total market capitalization of six of the fiscal 1998 peer group companies, as of September 30, 1998, ranged from 52% to 366% of the Company's total market capitalization. The other peer group company was acquired and was no longer publicly traded as of September 30, 1998.

     The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns. Thus, the companies in the compensation peer group are not the same as the companies reflected in the indices displayed in the Comparison of Five-Year Cumulative Total Returns graph included in this proxy statement on page 17.

     The executive officers' compensation is linked to the long-term interests of the stockholders by making a significant part of each executive officer's potential compensation depend on the price of the Company's Common Stock on the open market. The Committee awards stock appreciation rights (SARs) and options to buy Company Common Stock, both of which have value only to the extent the market price of the Company's Common Stock increases after the date of an award. The Committee also has in the past awarded restricted stock, which increases or decreases in value to the same extent as the Company's Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company's Common Stock.

     Linking the executive officers' compensation to the short-term interests of the stockholders is done by making a significant part of each executive officer's potential compensation for a fiscal year depend upon the achievement of specific goals during that fiscal year, especially earnings per share. The At Risk Program is described in more detail below. In addition to being fair to stockholders, linking the executive officers' compensation to the success of the Company also serves to attract, retain and motivate those officers, especially while the Company continues to be successful.

     The retention of officers is also accomplished by utilizing forms of compensation which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time. For example, all options and SARs awarded to date remain exercisable for 10 years if the executive officer remains with the Company. Restricted stock awards do not completely vest in the executive officer unless he remains with the Company for a specified number of years after the award. The Executive Retirement Plan pays no benefits if the executive officer leaves the Company before age 55 and has substantial reductions for retirement before age 65. An executive officer also may forfeit a portion of the interest payable under the Deferred Compensation Plan or Tophat Plan if he leaves the Company before age 55.

     Specific components of executive officers' compensation earned or paid in fiscal 1998 are discussed below. The Company's five most highly compensated executive officers are identified on the Summary Compensation Table on page 14, and are sometimes referred to as the "named executive officers."

  Base Salary, Annual At Risk Incentive and Bonus

     The fiscal 1998 base salaries of the named executive officers are shown on the Summary Compensation Table on page 14 in the "Base Salary" column. Executive officers' base salaries are set on a calendar year basis. So the first three months of the executive officers' fiscal 1998 base salaries were set in December 1996 with the target At Risk Program awards for fiscal 1997, and the last nine months of their fiscal 1998 base salaries were set in December 1997 with the target At Risk Program awards for fiscal 1998.

     As of December 1996, the Company's return on equity over the three most recently completed years (1993-95) was at approximately the 65th percentile of its peer group, and the Company's total return to shareholders was at approximately the 47th percentile of the peer group. The Committee decided to freeze the calendar 1997 base salaries of Messrs. Kennedy, Ackerman and Hare at calendar 1996 levels, and provide opportunities to earn a greater portion of their compensation as At Risk Program awards. The Committee set the calendar 1997 base salary plus maximum At Risk Program award of Mr. Kennedy at 70% of the 75th percentile for his peer group, the calendar 1997 base salary plus maximum At Risk Program award of Mr. Ackerman at 101% of the 75th percentile for his peer group, the calendar 1997 base salary plus maximum At Risk Program award of Mr. Hare at 89% of the 75th percentile of his peer group. The remaining named executive officers were given the opportunity to earn At Risk Program Awards in higher amounts than the previous year.

     As of December 1997, the Company's return on equity over the three most recently completed years (1994-96) was at approximately the 71st percentile of its peer group, and the Company's total return to shareholders was at approximately the 67th percentile of the peer group. The Committee continued to freeze the calendar 1998 base salaries of Messrs. Kennedy, Ackerman and Hare at calendar 1996 levels. The Committee set the calendar 1998 base salary plus maximum At Risk Program award of Mr. Kennedy at a level which subsequently worked out to be 86% of the range between the high and low of actual base salary plus incentive compensation actually paid to his peer group for 1997. The Committee set the calendar 1998 base salary plus maximum At Risk Program award of Mr. Ackerman at a level which subsequently worked out to be 50% of that range for his peer group. The Committee set the calendar 1998 base salary plus maximum At Risk Program award of Mr. Hare at a level which subsequently worked out to be 20% of that range for his peer group.

     The Summary Compensation Table on page 14 includes in the "LTIP [long-term incentive plan] Payouts" column the amount earned by or paid to Messrs. Kennedy, Ackerman and Hare in fiscal 1998 under the At Risk Program. These payments are considered by the SEC to be "long-term" incentives because payments are based on the rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 1998 for Messrs. Kennedy, Ackerman and Hare is set out in the Long-Term Incentive Plan Table on page 16.

     During the first quarter of fiscal 1998, the Committee set At Risk Program goals and ranges of potential payments for Messrs. Kennedy, Ackerman and Hare for fiscal 1998. During the first quarter of fiscal 1999, the Committee (i) rated each of these executive officer's fiscal 1998 performance against his fiscal 1998 At Risk Program goals, and (ii) calculated an At Risk Program payment to be made for fiscal 1998 to each such executive officer. The awards were based on the average of their performance ratings for fiscal years 1997 and 1998.

     Messrs. Kennedy and Ackerman were each given in December 1997 the opportunity to earn a fiscal 1998 At Risk Program payment equal to 50% of his calendar 1998 base salary for achieving target goals. Mr. Hare was given the opportunity to earn a fiscal 1998 At Risk Program payment equal to 20% of his calendar 1998 base salary for substantially exceeding target goals. At Risk Program goals for Messrs. Kennedy, Ackerman and Hare were:

     Mr. Kennedy, as Chief Executive Officer: a specified level of Company earnings per share (weighted as 75% of the formula) and customer service/other goals (weighted as 25% of the formula). Company earnings per share (exclusive of non-cash asset write downs, non-cash cumulative effect of changes in accounting methods, and certain other special items) must reach a pre-determined target to trigger the maximum annual incentive award to Mr. Kennedy or any other executive officer. In addition, Mr. Kennedy's summary rating for customer service/other goals would have to be "Meets Expectations," to trigger the maximum award.

     Mr. Ackerman, as President of the regulated utility business and chief financial officer: a specified level of Company earnings per share (weighted as 45% of the formula), a specified level of net income for his subsidiaries (weighted as 30% of the formula), and customer service/ other goals (weighted as 25% of the formula to reflect the importance of utility ratepayer satisfaction). Mr. Ackerman's subsidiaries would have to achieve 100% of the targeted net income, and his summary rating for customer service/other goals would have to be "Meets Expectations," to trigger the maximum award.

     Mr. Hare, as President of the regulated interstate pipeline and storage business: a specified level of Company earnings per share (weighted as 20% of the formula), a specified level of net income for his subsidiary (weighted as 40% of the formula), and customer service/other goals (weighted as 40% of the formula). Mr. Hare's subsidiary would have to achieve 115% of targeted net income, and his summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.

     The fiscal 1998 base salaries of Messrs. Wehrlin and Hale were set by the Committee, based on recommendations by Messrs. Kennedy, Ackerman and/or Hare, on a calendar year basis in December 1996 and 1997. Base salaries are intended to be competitive with salaries of comparable officers in the Company's peer group.

     Messrs. Wehrlin and Hale were paid amounts as bonuses in July and December 1998 (for performance in fiscal 1998). These awards were based on the performance of their respective subsidiaries and their respective areas of responsibility. Messrs. Kennedy, Ackerman and/or Hare made recommendations for fiscal 1998 which were accepted by the Committee.

     The Summary Compensation Table on page 14 shows At Risk Program awards and bonuses earned or paid in fiscal 1998 to the named executive officers. For performance during fiscal years 1997 and 1998, Mr. Kennedy earned an At Risk Program award equal to about 50% of his calendar 1998 base salary, Mr. Ackerman earned an At Risk Program award equal to about 48% of his calendar 1998 base salary, and Mr. Hare earned an At Risk Program award equal to about 18% of his calendar 1998 base salary.

     The Summary Compensation Table on page 14 includes in the "Bonus" column the amount earned by Messrs. Wehrlin and Hale in fiscal 1998 as incentives. These awards are considered by the SEC to be bonuses because they are based on performance during a single fiscal year. For performance in fiscal 1998, Mr. Wehrlin earned bonuses equal to about 39% of his calendar 1998 base salary, and Mr. Hale earned bonuses of about 41% of his calendar 1998 base salary.

  Stock Options, SARs and Restricted Stock

     Stock options, stock appreciation rights (SARs) and restricted stock represent the longer-term incentive and retention component of the executive compensation package. One of the Committee's goals is to keep each executive officer's total base salary, At Risk Program award and longer-term incentive at approximately that percentile of the executive officer's peer group's compensation which corresponds to the percentile of the Company's performance versus its peer group.

     The Company's total return to stockholders, with dividends reinvested in stock, for the five-year period ended September 30, 1998, was at about the 100th percentile (at the top) of its peer group. For the one-year period ended September 30, 1998, the Company was also at about the 100th percentile.

     Total direct compensation (base salary, At Risk Program award, options, SARs and restricted stock) for each named executive officer was compared to the range of total direct compensation of the equivalent officers in the Company's peer group. The fiscal 1998 total direct compensation for Mr. Kennedy was at the 81st percentile; for Mr. Ackerman, at the 66th percentile; for Mr. Hare, at the 35th percentile; for Mr. Wehrlin, at the 16th percentile; and for Mr. Hale, at the 15th percentile.

     In deciding to award options, SARs or restricted stock, the Committee also takes into account both subjective (non-quantifiable) factors and quantifiable factors, such as the executive officer's performance of his assigned goals under the At Risk Program. Options, SARs and restricted stock are each longer-term incentives designed to create an identity of interest between executives and stockholders and to orient executives to the long-term interests of the Company. For several years, each executive officer has received regular awards under these programs according to policies designed to provide long-term opportunities which are in a consistent range as a percentage of cash compensation (base salary plus At Risk Program payments) considering stock price, dividend yield and market-to-book ratio.

     During fiscal 1998, the Committee awarded to each executive officer options to buy stock in the future at the market price on the award date. The Committee also awarded to Messrs. Kennedy, Ackerman and Hare an equal number of SARs with the same exercise price. The Committee also awarded 4,580 shares of restricted stock to Mr. Kennedy, because the combination of his base salary (frozen at the 1996 level) and maximum At Risk Award (limited to 50% of his base salary) would have left him undercompensated compared to his peers. None of the options or SARs awarded can be exercised for one year after the award date, and all of them expire no later than 10 years after the award date. Awards to the named executive officers are shown on the Option/SAR Grants in Fiscal 1998 table on page 15.

  Benefits Based on Retirement or Death, or Under Plans

     Benefits payable under the Retirement Plan, the Executive Retirement Plan, the split-dollar whole-life insurance program and the Deferred Compensation Plan are based on retirement or death. Estimated benefits payable under the Retirement Plan and Executive Retirement Plan are shown in the Pension Plan Table on page 19. Company payments under the insurance programs are shown as part of "All Other Compensation" on the Summary Compensation Table on page 14.

     Other benefits available under established plans which apply to all supervisory employees include the Company's contributions of Common Stock to the Tax-Deferred Savings Plan (a 401(k) plan) to match a portion of each executive's contributions, and the Company's payments related to the Employee Stock Ownership Plan for Supervisory Employees, the Deferred Compensation Plan and the Tophat Plan. Neither the Company nor the Committee made any material changes in any of the plans described in this paragraph or in the preceding paragraph, nor any material changes in any of the "miscellaneous minor perquisites and personal benefits" discussed in footnote (1) of the Summary Compensation Table on page 14.

  Compensation of Chief Executive Officer

     The bases for Mr. Kennedy's fiscal 1998 base salary and At Risk Program award, including the Committee's goals and methodology, are discussed earlier in this report under the heading Base Salary, Annual At Risk Incentive and Bonus. The bases for Mr. Kennedy's other fiscal 1998 longer-term incentive awards are discussed earlier in this report under the heading Stock Options, SARs and Restricted Stock.

     The Company's total return to stockholders, with dividends reinvested in stock, for the five-year and one-year periods ended September 30, 1998, was at the 100th percentile (at the top) of its peer group. The total direct compensation (salary, incentive, options/SARs and restricted stock) of Mr. Kennedy for fiscal 1998 worked out to be 81% of the range between the high and low of total direct compensation actually paid to his peer group for 1997.

 Policy With Respect to Qualifying Compensation Paid to Executive Officers For DeductibilityUnder Section 162(m) of the Internal Revenue Code

     The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may vote to award compensation, especially to a chief executive officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

                                          COMPENSATION COMMITTEE

                                          George L. Mazanec, Chairman
                                          Robert T. Brady
                                          Eugene T. Mann

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended September 30, 1998 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                       --------------------------------   ----------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                          -----------------------   --------
                                                                                       SECURITIES
                                                           OTHER ANNUAL   RESTRICTED   UNDERLYING              ALL OTHER
NAME AND PRINCIPAL            FISCAL     BASE                COMPEN-        STOCK       OPTIONS/      LTIP      COMPEN-
POSITION                       YEAR     SALARY    BONUS     SATION(1)     AWARDS(2)     SARS (#)    PAYOUTS    SATION(3)
------------------            ------    ------   -------   ------------   ----------   ----------   -------    ---------
Bernard J. Kennedy..........  1998     $848,150  $     0         0         $210,966(4)  300,000     $424,000   $248,284
Chairman of the Board         1997      848,150        0         0          251,003(5)  300,000      424,000    232,289(6)
of Directors, Chief           1996      839,400        0         0          169,600(7)  150,000      373,200    206,106
Executive Officer
and President
Philip C. Ackerman..........  1998      470,000        0         0                0     200,000      225,000    105,849
Senior Vice President of      1997      470,000        0         0                0     160,000      225,000     88,497(8)
the Company and               1996      470,000        0         0           47,000(7)   70,000      141,000     82,209
President of certain
subsidiaries
Richard Hare................  1998      370,000        0         0                0      60,000       67,500     73,865
President of National         1997      370,000        0         0                0     100,000       70,000     70,655(8)
Fuel Gas Supply               1996      370,000        0         0                0      60,000       63,000     76,024
Corporation
Gerald T. Wehrlin...........  1998      229,000   90,000         0                0      25,000            0     50,116
Controller of the             1997      220,750   50,000         0                0      22,000            0     43,067(8)
Company, Senior Vice          1996      212,000   62,000(9)       0               0      20,000            0     44,177
President of National
Fuel Gas Distribution
Corporation, and Vice
President of Horizon
Energy Development, Inc.
Bruce H. Hale...............  1998      218,500   90,000         0                0      25,000            0     60,007
Senior Vice President         1997      208,250   50,000         0                0      22,000            0     55,071
of National Fuel Gas          1996      197,750   62,000(9)       0               0      20,000            0     20,071
Supply Corporation and
Vice President of
Horizon Energy
Development, Inc.

---------------
(1) Excludes perquisites or personal benefits because, for each executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive's base salary and bonus, if any, for each fiscal year listed.

(2) At September 30, 1998 (based on the closing market stock price of $47.00), the number and market value of all unvested shares of restricted stock held by each of the named executive officers were as follows: for Mr. Kennedy, 39,379 shares, $1,850,813; for Mr. Ackerman, 14,800 shares, $695,600; for
    Mr. Hare, 13,476 shares, $633,372; and for Mr. Hale, 8,000 shares, $376,000.
    Dividends are paid on all shares of restricted stock. On each of January 2, 1999, 2000 and 2001, some restrictions on some of the shares of restricted stock held by each individual lapse as follows: Mr. Kennedy, 9,784 shares; Mr. Ackerman, 4,550 shares; and Mr. Hare, 4,492 shares. Some restrictions on 4,150 shares of Mr. Kennedy's restricted stock expire on the earlier of six months after retirement or December 13, 1999. Some restrictions on 5,609 shares of Mr. Kennedy's restricted stock expire on the earlier of December 11, 2000, or his death, but do not expire if he terminates his services as director prior to December 11, 2000, for reasons other than death. Some restrictions on 1,150 shares of Mr. Ackerman's restricted stock expire December 13, 1999. Some restrictions on Mr. Hale's restricted stock expire as follows: January 2, 1999, 500 shares; January 2, 2000, 1000 shares; January 2, 2001, 1,500 shares; January 2, 2002, 2,000 shares; January 2, 2003, 1,500 shares; January 2, 2004, 1,000 shares; and January 2, 2005, 500 shares. The only restriction which would not lapse as described above is the requirement that restricted stock may not be transferred until the earliest of (a) six years from the date the other restrictions lapse; (b) the recipient's attainment of age 65; or (c) the recipient's death.

(3) In fiscal 1998, the Company paid, contributed or accrued for Messrs. Kennedy, Ackerman, Hare, Wehrlin and Hale $0, $8,193, $8,193, $8,193 and $8,193, respectively, under the Tax-Deferred Savings Plan; $84,832, $30,814, $19,437, $10,354 and $8,560, respectively, under the Tophat Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $0, $4,918, $5,033, $3,598 and $2,480, respectively, under a program that passes through to employees the Company's tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $35,099, $13,380, $12,015, $13,510 and $5,720, respectively, as above-market interest under the Deferred Compensation Plan (which amount, in the case of Mr. Hale, could be forfeited); and $128,353, $48,544, $29,187, $14,461 and $35,054,
    respectively, as the dollar value of split-dollar or other life insurance benefits paid for by the Company.

(4) Represents the market value as of the date of award (December 10, 1998) of shares of restricted stock for performance in fiscal 1998. These shares were not outstanding at fiscal year-end 1998, but the number of unvested shares and fair market value at September 30, 1998 ($47.00 per share) would have been 4,580 shares totaling $215,260.

(5) Represents the market value as of the date of award (December 11, 1997) of shares of restricted stock for performance in fiscal 1997.

(6) This amount is $10,380 higher than disclosed in last year's proxy statement for fiscal 1997 because the amount accrued for Mr. Kennedy under the Tophat Plan for 1997 was revised in August 1998 to correct a miscalculation.

(7) Represents the market value as of the date of award (December 13, 1996) of shares of restricted stock for performance in fiscal 1996.

(8) This amount is lower than disclosed in last year's proxy statement by amounts ranging from $2,961 to $4,142 because the amounts paid under a program that passes through to employees the Company's tax savings associated with dividends on Employee Stock Ownership Plan shares for 1997 was revised in 1998 to correct a miscalculation.

(9) Includes both (i) bonus earned in fiscal 1995 but paid in fiscal 1996 ($22,000) and (ii) bonus earned in fiscal 1996 but paid in fiscal 1997 ($40,000).

STOCK OPTION GRANT TABLE

     The following table sets forth information with respect to options to purchase shares of Common Stock and stock appreciation rights (SARs) awarded during fiscal 1998 to the named executive officers pursuant to plans approved by the Company's stockholders.

                      OPTION/SAR GRANTS IN FISCAL 1998 (1)
--------------------------------------------------------------------------------

                                                   INDIVIDUAL GRANTS
                             --------------------------------------------------------------
                                               PERCENT OF TOTAL
                                NUMBER OF        OPTIONS/SARS
                               SECURITIES         GRANTED TO        EXERCISE
                               UNDERLYING         EMPLOYEES         OR BASE                   GRANT DATE
                              OPTIONS/SARS        IN FISCAL        PRICE PER     EXPIRATION     PRESENT
           NAME                GRANTED(#)            YEAR         SHARE($/SH)       DATE      VALUE($)(2)
           ----               ------------     ----------------   -----------    ----------   -----------
Bernard J. Kennedy.........  150,000 options         19.5%          $44.875       12/2007     $1,207,500
                             150,000 SARs            19.5%           44.875       12/2007      1,207,500
Philip C. Ackerman.........  100,000 options         13.0%           44.875       12/2007        805,000
                             100,000 SARs            13.0%           44.875       12/2007        805,000
Richard Hare...............  30,000 options           3.9%           44.875       12/2007        241,500
                             30,000 SARs              3.9%           44.875       12/2007        241,500
Gerald T. Wehrlin..........  25,000 options           3.2%           44.875       12/2007        201,250
Bruce H. Hale..............  25,000 options           3.2%           44.875       12/2007        201,250

---------------
(1) The options and SARs shown on this table were granted under the 1997 Award and Option Plan and can be exercised at any time during the nine years preceding the expiration date if the holder remains with the Company. These options and SARs terminate upon termination of employment, except that upon termination of employment for any reason other than discharge for cause or voluntary resignation prior to age 60, most of such options and SARs may be exercised within five years after termination of employment. Payment of the exercise price may be in cash or by tendering shares of Company Common Stock.

(2) This column shows the hypothetical value of these options and SARs according to a binomial option pricing model which is a modification of the Black-Scholes option pricing model. The assumptions used in this model for the options granted in fiscal 1998 were: quarterly dividend yield of 0.9693%, an annual expected return of 17.32%, an annual standard deviation (volatility) of 16.50%, a risk-free rate of 5.80%, and an expected term before exercise of 5.5 years. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradable securities, which the options and SARs are not. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to stock option and SAR exercises during fiscal 1998 and the number and value of unexercised options and SARs at September 30, 1998.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998
                  AND OPTION/SAR VALUES ON SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

                                                                  NUMBER OF SECURITIES
                                   NUMBER OF                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   SECURITIES                        OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                                   UNDERLYING                      FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(2)
                                  OPTIONS/SARS      VALUE      ---------------------------   ---------------------------
              NAME                EXERCISED(#)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                ------------   -----------   -----------   -------------   -----------   -------------
Bernard J. Kennedy..............     35,579      $1,160,558      838,421        300,000      $12,833,900     $637,500
Philip C. Ackerman..............     53,836       1,348,222      461,164        200,000        7,174,062      425,000
Richard Hare....................    114,338       2,088,884      155,662         60,000        1,883,928      127,500
Gerald T. Wehrlin...............      6,412         134,390       87,000         25,000        1,134,813       53,125
Bruce H. Hale...................      6,000         176,188       61,000         25,000          762,000       53,125

---------------
(1) Market value of stock at exercise less exercise price or base price.

(2) Market value of stock at fiscal year-end less exercise price or base price.

LONG-TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information with respect to long-term incentive plan awards made during fiscal 1998 to the named executive officers pursuant to the At Risk Program.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1998
--------------------------------------------------------------------------------

                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                                              NON-STOCK PRICE-BASED PLANS(1)
                                       PERFORMANCE PERIOD     -------------------------------
                NAME                    UNTIL MATURATION      THRESHOLD    TARGET    MAXIMUM
                ----                  ---------------------   ---------   --------   --------
Bernard J. Kennedy..................  2 years ended 9/30/98      $0       $424,000   $424,000
Philip C. Ackerman..................  2 years ended 9/30/98       0        235,000    235,000
Richard Hare........................  2 years ended 9/30/98       0         37,000     74,000

---------------
(1) This table describes the sole At Risk Program opportunity which was made to executive officers in fiscal 1998 based on the rolling two-year average of performance in fiscal 1997 and fiscal 1998. The actual amounts awarded and paid for fiscal 1998 under the At Risk Program are shown in the Summary Compensation Table on page 14 in the LTIP Payouts column.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly cumulative stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and the Standard & Poor's Utilities Index ("S&P Utilities") for a period of five years commencing September 30, 1993, and ended September 30, 1998.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                           FISCAL YEARS 1994 -- 1998
[FIVE-YEAR CUMULATIVE TOTAL RETURN CHART]

                                      NATIONAL FUEL          S&P 500          S&P UTILITIES
1993                                       100                 100                 100
1994                                        86                 104                  86
1995                                        88                 135                 111
1996                                       118                 162                 119
1997                                       147                 227                 136
1998                                       163                 248                 177

* Assumes $100.00 invested on September 30, 1993, and reinvestment of dividends.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Kennedy entered into an employment agreement with the Company on September 17, 1981, which was most recently extended as of September 19, 1996. The agreement is effective until September 1, 1999, subject to earlier termination in the event of his death or disability. The agreement preserves, as a minimum level of compensation, monthly compensation levels as are in effect from time to time.

     Messrs. Ackerman, Hare, Wehrlin and Hale entered into agreements with the Company dated May 1, 1992 that are to become effective in the event of a defined change of control of the Company. They preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 2.99 times their respective annual base salaries prior to termination, plus continuation of certain employee benefits for three years or receipt of the value of such benefits, minus amounts earned through other employment over such three-year period.

RETIREMENT BENEFITS

     The Company's Retirement Plan is a noncontributory, defined-benefit pension plan covering substantially all employees of the Company and its subsidiaries. In general, the Retirement Plan provides a lifetime annuity at age 65 to a retired employee who had 10 years of service with the

Company in an annual amount equal to 1-1/4% of "final average salary" up to $7,800 plus 1-1/2% of "final average salary" in excess of $7,800, multiplied by years of service rendered after becoming covered by the Retirement Plan, to a maximum of 40 years. For most employees, "final average salary" for purposes of the Retirement Plan basically is the average of an employee's annual base salary (plus performance-based lump sum compensation) for the 60 highest consecutive months out of the last 120 months of employment.

     Normal retirement is at age 65. Early retirement with unreduced benefits is available to all employees at age 60, and to employees at age 55 whose age and years of service total 90. Early retirement, in many cases with reduced benefits, is available at age 55. Generally, retirement benefits under the Retirement Plan are not subject to reduction for Social Security benefits or other offset amounts.

     The Company's Executive Retirement Plan is a noncontributory, defined-benefit pension plan that covers executive officers and most other officers of the Company and its subsidiaries. The Executive Retirement Plan provides retirement benefits to eligible officers in the same form as, and in addition to, basic retirement benefits provided them under the Retirement Plan. It restores benefit reductions, if any, under the Retirement Plan caused by participation in the Deferred Compensation Plan and provides retirement benefits to such officers without regard to the Internal Revenue Code dollar ceilings and other limits that reduce many officers' Retirement Plan benefits. In general, the Executive Retirement Plan would provide supplemental benefits in the form of a monthly 50% joint and survivor life annuity payment (i.e., a lifetime annuity) beginning at age 65 to a retiring eligible officer and surviving spouse. (The retiree may instead elect other forms of annuity, such as a single life annuity, but the Company estimates that the executive officers will elect the 50% joint and survivor annuity.) Based on that estimate, and assuming that the officer and his spouse are the same age, such officer's annual annuity payment will be equal to 87.3% of the sum of (a) 1.97% times the first 30 years of service, plus (b) 1.32% times the next 10 years of service, multiplied by (c) "final average salary," as defined below; this product will then be offset by Retirement Plan benefits and a portion of Social Security benefits to be received. A surviving spouse of a retiree would receive 50% of the above-described annual annuity payment under the Executive Retirement Plan, as well as under the Retirement Plan. Reduced benefits are available for eligible officers who retire prior to age 65 and as early as age 55, provided they have at least five years of service. In February 1997, the Board resolved that, upon Mr. Kennedy's retirement (or, in the event of his death while employed by the Company, for the benefit of his wife), Mr. Kennedy shall receive an actuarial increase (based upon the most recently published actuarial table that is generally accepted by American actuaries and generally applicable to the Executive Retirement Plan and the Retirement Plan, and a 6% rate of interest) in the benefits that he had accrued under the Executive Retirement Plan and the Retirement Plan at September 1, 1996. This adjustment was made to actuarially correct for his continued service after age 65, because such late retirement reduces the period of time over which his retirement benefits will actually be paid. The figures in the Pension Plan Table on page 19 apply this actuarial adjustment as if Mr. Kennedy had retired at the end of fiscal 1998 (which he did not). The Executive Retirement Plan also has a lump sum payout provision. Any eligible people who retired in fiscal 1998 elected not to take this benefit in a lump sum.

     "Final average salary" for purposes of the Executive Retirement Plan basically is the average of an employee's annualized cash compensation for the 60 months during the 10 years prior to retirement which produces the highest average. Under the Executive Retirement Plan, "annual cash compensation" consists of base salary plus performance-based lump sum compensation, including amounts paid under the At Risk Program.

     The following table shows annual 50% joint and survivor life annuity total benefits payable under the Retirement Plan plus the Executive Retirement Plan to eligible officers retiring currently at the normal retirement age of 65 with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement at other than age 65, would result in different annual benefits to eligible officers.

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                    ESTIMATED ANNUAL RETIREMENT BENEFITS
  FIVE-YEAR       FOR YEARS OF BENEFIT SERVICE CREDITED(1)
FINAL AVERAGE   ---------------------------------------------
SALARY(2)(3)       25         30          35           40
-------------      --         --          --           --
 $  300,000     $125,030   $150,036   $  166,530   $  183,024
    700,000      297,011    356,413      395,955      435,496
  1,100,000      468,992    562,790      625,379      687,968
  1,500,000      640,973    769,168      854,803      940,439
  1,900,000      812,954    975,545    1,084,228    1,323,547

---------------
(1) The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 1998, is as follows:
    Mr. Kennedy, 40 years; Mr. Ackerman, 30 years, 2 months; Mr. Hare, 23 years; Mr. Wehrlin, 22 years, 1 month; Mr. Hale, 27 years, 3 months.

(2) Compensation covered for retirement benefit purposes is more than the amounts appearing in the three "annual compensation" columns of the Summary Compensation Table on page 14, because of the inclusion of At Risk Program awards, some restricted stock and other lump sum compensation payments. Accordingly, the covered current compensation as of September 30, 1998, is as follows: Mr. Kennedy, $1,483,116; Mr. Ackerman, $695,000; Mr. Hare, $437,500; Mr. Wehrlin, $319,000; and Mr. Hale, $308,500.

(3) Benefits described in this table reflect the partial offset for Social Security benefits described above.

                   2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the 1999 Annual Meeting, stockholders will be asked to appoint PricewaterhouseCoopers LLP independent accountants for the Company's fiscal year ending September 30, 1999 ("fiscal 1999"). If appointed, PricewaterhouseCoopers LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 1999.

     Representatives of that firm have regularly attended the Company's annual meetings and one is expected to attend this year. This representative shall have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to questions.

     The affirmative vote of a majority of the votes cast with respect to the appointment of independent accountants by the holders of shares of Common Stock entitled to vote is required for the appointment of PricewaterhouseCoopers LLP as independent accountants.

     If the necessary votes are not received, or if PricewaterhouseCoopers LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint other independent accountants. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of PricewaterhouseCoopers LLP as independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS APPOINTMENT.

                            3. SHAREHOLDER PROPOSAL

     A shareholder has indicated that he will present the proposal set forth below for consideration by the shareholders at the Annual Meeting. The name, address and stock ownership of the shareholder will be provided by the Company's Secretary to any shareholder promptly upon receipt of any oral or written request.

     "The Stockholders recommend that that Company's Board amend all existing Stock plans to eliminate future awards of stock appreciation rights ("SARs") and incentive stock options

("ISOs") and limit annual dilution to 1.5% (options) and 0.1% (restricted stock), and incorporate such policies into future Stock plans."

SHAREHOLDER'S SUPPORTING STATEMENT:

     "This proposal is not intended to interfere in the ordinary business of, or micromanage, the Company, but to modify executive compensation policy and thereby improve Stockholder returns.

     All figures quoted use a recent Stock price of $44 per share.

     WHY ELIMINATE SARS. The Board's Compensation Committee has awarded SARs to 6 Company executives over 13 years. Each SAR allows the awardee to receive cash equal to the Stock's price appreciation between SAR award and exercise date. The awardee profits if the Stock price rises, even if this is attributable to market frothiness or declines in interest rates, factors that have predominated since the first Stock plan was adopted.

     Indeed, the Stock has underperformed the Standard and Poors 500 stock index over the last 10 years. Nevertheless, since 1985, SAR awardees have realized cash profits of more than $6,300,000, and have unrealized profits in excess of $9,000,000.

     SARs and stock options have equal value to awardees. However, SARs hurt the Company because awardees receive cash, not Stock, and Company earnings are affected. Earnings declined by 13 cents per share in fiscal 1997, and declined in prior years. This earnings effect, which is volatile, harms other Stockholders.

     WHY ELIMINATE ISOs. Persons receiving ISOs, versus nonqualified stock options ("NSOs"), have obtain advantages, which are more than offset by the Company's losses. When an NSO is exercised, the Company obtains a tax deduction equal to the option's bargain element, which it loses when an ISO is exercised.

     Since 1983, the Company has lost and will lose more than $6,000,000 in tax deductions by using ISOs instead of NSOs.

     WHY LIMIT DILUTION. In fiscal 1998, awards of Stock options, SARs and Restricted Stock related to 2.7% of outstanding Stock. Restricted Stock is the more dilutive of all; it has substantial value even if the Stock price declines! This represents excessive compensation and dilution, compared to levels prevailing at other integrated gas companies, and at other low-technology industries.

     Currently, there are 2,741,384 unexercised Stock options, a dilutive overhang equal to 7% of outstanding shares.

     Commentators have criticized SARs, Restricted Stock, Stock options and similar devices, including Warren Buffett. They assert, correctly, that these devices have high, hidden costs, are highly dilutive of stockholders, and mortgage future earnings. Consequently, these devices engender increased shareholder opposition.

     To date, these devices have diluted or will dilute Stockholders by more than $30 million, one half of which benefits Messrs. Kennedy, Ackerman and Hare."

STATEMENT OF THE BOARD IN OPPOSITION TO THE SHAREHOLDER PROPOSAL:

     The Board is responsible for compensating Company executives in a manner that provides incentives for quality performance in achieving Company goals, while holding total compensation to reasonable levels reflecting the responsibilities, risks and competitive market for the executives' services.

     The price of Company stock at the end of fiscal 1998 was about 580% of the stock price at the beginning of fiscal 1984, the year in which the Company began incentive compensation (after adjustment for two stock splits and a stock dividend). This is in sharp contrast to the preceding 15-year period in which the stock price at the end was only about 130% of the stock price at the beginning.

     The Board is mindful that all forms of compensation have tax and accounting consequences and costs to the other shareholders, but achieving the Company's goals benefits all shareholders, permitting the Company to continue its practice of appropriate annual dividend increases intended to keep shareholders' total return ahead of the impact of inflation. The Board, with the aid of independent experts, reviews compensation levels annually to assure that they are consistent with industry levels. The Company's plan for executive compensation is described in the Report of the Compensation Committee beginning at page 9 of this Proxy Statement.

     Each of the forms of compensation questioned is in widespread use, and each serves a specific purpose in creating a total compensation package. The Board fully understands the implications and advantages of each of the different methods of providing incentive compensation and believes that the shareholders' interests are best served by having a number of these methods available to choose from in determining specific compensation arrangements.

     The shareholder proposal seeks to limit the current variety of compensation methods, and thus limit the Board's existing flexibility to design executive compensation in a manner best suited to the efficient and cost-effective achievement of the Company's goals. Specifically, the shareholder's proposal, if adopted, would be a non-binding recommendation that the Board amend the existing stock plans, all of which were originally adopted at annual meetings by the affirmative vote of the holders of at least 84% of the shares voting on each plan. The shareholder's proposal, if adopted, would also be a non-binding recommendation that the Board incorporate his proposed policies into future stock plans.

     The Board is able to design executive compensation through the use of a variety of methods, including such stock-related methods as stock appreciation rights, incentive stock options and non-qualified stock options. All existing stock option plans have been approved by the shareholders, and any new proposed plans will be presented to the shareholders for approval prior to their effectiveness. The Board believes that the previously approved stock plans should remain in effect, and that the Board should have the flexibility in the future to present similar plans for shareholder approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal 1998.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, or any adjournment thereof, the Proxies will vote in regard thereto according to their discretion.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals that security holders intend to present at the 2000 Annual Meeting of Stockholders must be received at the principal offices of the Company no later than September 2, 1999, in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               ANNA MARIE CELLINO
                                               Secretary

December 31, 1998

PROXY

                           NATIONAL FUEL GAS COMPANY

   Proxy/Voting Instruction Card Solicited by the Board of Directors for Use at the Annual Meeting of Stockholders, February 18, 1999

                   PLACE: OMNI HOUSTON HOTEL, HOUSTON, TEXAS

The undersigned hereby appoints B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the Undersigned on December 21, 1998, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof. Failure to withhold authority to vote for the election of any nominee for director shall confer on the Proxies authority to vote for such nominee's election. Failure to vote on any other matter shall confer on the Proxies authority to vote with respect to each such matter. This proxy may be revoked with the Secretary of the meeting as described on the first page of the enclosed Proxy Statement.

This card also provides confidential voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plans, the National Fuel Gas Company Employees' Thrift Plan, and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustees of those plans as to the voting of such shares.

Trustee's Authorization. The undersigned authorizes The Chase Manhattan Bank, N.A. as Trustee of the National Fuel Gas Company Employee Stock Ownership Plans and the National Fuel Gas Company Employees' Thrift Plan and/or authorizes Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax-Deferred Savings Plans to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side.

The Trustee(s) may not vote the shares held for your account(s) if you do not provide voting instructions. Employee participants in the Plan(s) may give voting instructions by telephone as described on the reverse side of this voting instruction card. Your directions to vote shares held in the Plan(s) will be kept confidential. You may revoke your instructions by notice to the Trustee(s) as described on the first page of the enclosed Proxy Statement.

      THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


-------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                            YOUR VOTE IS IMPORTANT!
                        YOU CAN VOTE IN ONE OF TWO WAYS:

     1. Mark, sign and date your proxy/card and return it promptly in the enclosed envelope.

                                       or

     2. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions found on the reverse side.

                                  PLEASE VOTE

This proxy, when properly executed, will be voted as             Please mark
directed by the stockholder. If no direction is              your votes as /X/
given, the shares represented by this proxy will be voted       indicated in
FOR Items 1 and 2 and AGAINST Item 3.                          this example.

If you are a National Fuel Gas Company Employee Benefit Plan participant, this voting instruction card instructs the Trustee(s) how to vote your shares within the Benefit Plans. If no instructions are given, your shares may not be voted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.
Item 1 -  Election of the following         FOR all
          nominees as Directors:            nominees        WITHHOLD
          For three-year terms             (except as       for all        Item 3 -  Adoption of, if          FOR  AGAINST   ABSTAIN
          which expire in 2002-            marked to the    nominees                 presented at the          / /    / /       / /
            01) R.T. Brady                   left)                                   meeting, a
            02) W.J. Hill                     / /             / /                    shareholder proposal.
            03) B.J. Kennedy

WITHHOLD for the following only. Write name(s) below.

-----------------------------------------------------

Item 2 -  Appointment of independent         FOR  AGAINST   ABSTAIN
          accountants.                       / /    / /       / /
                                                                                                              WILL ATTEND
                                                                                                              MEETING        / /


                                                                                           ***IF YOU WISH TO VOTE BY TELEPHONE,
                                                                                           PLEASE READ THE INSTRUCTIONS BELOW***


(Signature of Stockholder(s))________________________________________________________________________Dated:_________________, 1999
Please sign your name as it appears on this proxy/voting instruction card and return the completed card in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, guardian or other representative, please give title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal.
For joint accounts, each joint owner should sign.
------------------------------------------------------------------------------------------------------------------------------------

  (up arrow) PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE (up arrow)

                    HELP US SAVE MONEY -- VOTE BY TELEPHONE

Your telephone vote authorizes the named proxies/trustees to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press 1 now if you wish to vote on each proposal separately. press 0 now.

When you press 1, your votes will be confirmed and cast as you directed. END OF CALL.

OPTION #2: If you choose to vote on each proposal separately, press 0 now and you will hear these instructions.

     Proposal 1:    To vote FOR ALL nominees, press 1; To WITHHOLD FOR ALL
                    nominees, press 9;
                    TO WITHHOLD FOR AN INDIVIDUAL nominee, press 0.
                    If you press 0, enter the two digit number that precedes the nominee(s) for whom you withhold your vote; then press 0.

     Proposal 2:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 3:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Your votes will be confirmed and cast as you directed. END OF CALL.

   If you vote by telephone, there is no need to mail back your proxy/voting instruction card.

                             THANK YOU FOR VOTING.

   Call ** Toll Free ** On a Touch Tone Telephone
             1-800-840-1208 - ANYTIME
     There is NO CHARGE to you for this call.

                                                                           PROXY


                           NATIONAL FUEL GAS COMPANY
             This Proxy Solicited by the Board of Directors for Use
            at the Annual Meeting of Stockholders, February 18, 1999


PROXY: B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Common Stock held of record by the undersigned on December 21, 1998, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items below and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof.

-------------------------------------------------------------------------------
     The Board of Directors Recommends a Vote FOR Items 1 and 2.
-------------------------------------------------------------------------------
Item 1-Election of the following nominees as Directors:

          For three-year terms which expire in 2002 -
          R.T. Brady, W.J. Hill, B.J. Kennedy

 FOR all nominees     WITHHOLD          WITHHOLD for the following only.
(except as marked  for all nominees     Write name(s) below.
  to the right)

      / /               / /             ---------------------------------------

Item 2-Appointment of independent accountants.

          For            Against        Abstain

          / /              / /            / /
-------------------------------------------------------------------------------
     The Board of Directors Recommends a Vote AGAINST Item 3.
-------------------------------------------------------------------------------
Item 3-Adoption of, if presented at the meeting, a shareholder proposal.

          For            Against        Abstain

          / /              / /            / /
-------------------------------------------------------------------------------
                     (Please date and sign on reverse side and return promptly.)

(Continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are given with respect to all or some items, as to such items, the shares represented by this proxy will be voted FOR items 1 and 2 and AGAINST item 3. Failure to withhold authority to vote for the election of any nominee for director shall confer on the Proxies authority to vote for such nominee's election. Failure to vote on any other matter shall confer on the Proxies authority to vote with respect to each such matter.

                    THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENT PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT.

                                           ----------------------------------
                                           Signature

                                           ----------------------------------
                                           Signature

                                           Date
                                               ------------------------------

                                           Please sign your name as it appears
                                           on this proxy, and return the
                                           completed proxy in the enclosed
                                           envelope. When signing as an
                                           attorney, executor, administrator,
                                           trustee, guardian or other
                                           representative, please give title as
                                           such. If signer is a corporation,
                                           please sign full corporate name by
                                           duly authorized officer and attach
                                           corporate seal. For joint accounts,
                                           each joint owner should sign.